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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of Telephone and Data Systems, Inc. of our report dated January 28, 1998 (except with respect to the matters discussed in Note 5, "American Paging Merger"; and in Note 16, as to which the date is February 18, 1998) on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries, incorporated by reference in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1997 and to the incorporation by reference in this Form S-3 Registration Statement of our report dated January 28, 1998, (except with respect to the matters discussed in Note 5 "American Paging Merger"; and in Note 16, as to which the date is February 18, 1998) on the financial statement schedules of Telephone and Data Systems, Inc., included in the Telephone and Data Systems, Inc. Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our reports dated January 28, 1998 on the financial statements of the United States Cellular Group, the TDS Telecommunications Group and the TDS Group for the year ended December 31, 1997, our report dated January 28, 1998 (except with respect to the matters discussed in Note 10, as to which the date is February 5, 1998) on the financial statements of the Aerial Communications Group and our report dated January 28, 1998 (except with respect to the matters discussed in Note 5 "American Paging Merger"; and in Note 16, as to which the date is February 18, 1998) on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries for the year ended December 31, 1997, included in the Telephone and Data Systems, Inc. Proxy Statement/Prospectus on Form S-4, as amended. We also consent to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP


Chicago, Illinois
May 12, 1998